Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined statements of income combine the historical condensed consolidated statements of income of Global Traffic Network, Inc. (the “Company”) and The Unique Broadcasting Company Limited (“Unique”), giving effect to the acquisition and related events as if they had occurred on the first day of the fiscal year presented. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of the Company and Unique, giving effect to the acquisition and related events as if they had been consummated on the balance sheet date.
     The Company and Unique have different fiscal year ends of June 30 and March 31, respectively. Accordingly, the unaudited pro forma condensed combined statement of income for the twelve months ended June 30, 2008 has been derived by combining the audited historical consolidated statement of income of the Company for the fiscal year ended June 30, 2008 and Unique’s unaudited historical statement of income for the twelve months ended June 30, 2008 prepared on the basis of generally accepted accounting principles in the United States (“US GAAP”). The unaudited pro forma condensed combined statement of income for the six months ended December 31, 2008 has been derived by combining the unaudited historical combined statement of income of the Company for the six months ended December 31, 2008 and Unique’s unaudited historical statement of income for the six months ended December 31, 2008 prepared on the basis of US GAAP assuming the acquisition and the related events occurred on July 1, 2007. The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheet of the Company as of December 31, 2008 and the unaudited historical condensed consolidated balance sheet of Unique as of December 31, 2008 prepared on the basis of US GAAP, giving effect to the acquisition and related events as if they had occurred on December 31, 2008 (See Note 1 — Basis of Presentation).
     The pro forma information is being furnished solely for informational purposes and is not necessarily indicative of the combined financial position or results of operations that might have been achieved had the acquisition occurred on the dates indicated, nor is the pro forma information necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The pro forma information does not reflect any cost savings or other synergies that may or may not be realized from the combined operations.
     Pro forma adjustments are necessary to reflect the purchase price and to adjust Unique’s tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect amortization expense related to the intangible assets, transaction costs, changes in interest income due to the cash used to finance the acquisition and the income tax effects related to the pro forma adjustments.

     The pro forma adjustments of Unique’s assets and liabilities and allocation of purchase price are preliminary and are based on Company management’s estimates of fair value of the assets acquired and liabilities assumed.
     The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual net tangible and intangible assets of Unique that existed as of the consummation of the acquisition on March 1, 2009. Any final adjustments may change the allocation of the purchase price, which could affect the fair value of the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented herein. Amounts preliminarily allocated to assets and liabilities, and the estimated useful lives of intangible assets with indefinite and definite lives may change significantly, which could result in a material increase or decrease in amortization of definite lived intangible assets.
     Certain reclassifications have been made to conform Unique historical amounts to the Company’s presentation.

GLOBAL TRAFFIC NETWORK, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE TWELVE MONTHS ENDED JUNE 30, 2008
(In thousands except share and per share amounts) (Unaudited)

	Historical
		The Unique
		Broadcasting
	Global Traffic Network, Inc.	Company Limited	Pro Forma Adjustments	Note 3	Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Revenues	$50,953	$21,937	$(2,137)	A	$70,753

Operating expenses (exclusive of depreciation and amortization shown separately below)	30,456	18,691	(1,851)	A	47,296
Selling, general and administrative expenses	15,214	1,808	—		17,022
Depreciation and amortization expense	1,500	6	3,324	B	4,830

Net operating income	3,783	1,432	(3,610)		1,605
Interest expense	90	—	—		90
Other (income)	(1,617)	(90)	614	C,D	(1,093)
Other expense	13	—	—		13

Net income before income taxes	5,297	1,522	(4,224)		2,595
Income tax expense (benefit)	3,565	(118)	(881)	E,F	2,566

Net income	$1,732	$1,640	$(3,343)		$29

	Historical
		The Unique
		Broadcasting
	Global Traffic Network, Inc.	Company Limited	Pro Forma Adjustments	Note 3	Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Income per common share:
Basic	$0.10				$0.00
Diluted	$0.10				$0.00
Weighted average common shares outstanding:
Basic	17,648,410				17,648,410
Diluted	17,831,855				17,831,855
See accompanying notes to the pro forma condensed combined financial statements

GLOBAL TRAFFIC NETWORK, INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED DECEMBER 31, 2008
(In thousands except share and per share amounts) (Unaudited)

	Historical
		The Unique Broadcasting
	Global Traffic	Company	Pro Forma		Pro Forma
	Network, Inc.	Limited	Adjustments	Note 3	Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Revenues	$29,904	$7,858	$(361)	A	$37,401

Operating expenses (exclusive of depreciation and amortization shown separately below)	17,632	7,544	(561)	A	24,615
Selling, general and administrative expenses	8,105	834	—		8,939
Depreciation and amortization expense	841	3	1,435	B	2,279

Net operating income (loss)	3,326	(523)	(1,235)		1,568
Interest expense	25	—	—		25
Other (income)	(721)	—	104	C, D	(617)
Other expense	41	—	—		41

Net income (loss) before income taxes	3,981	(523)	(1,339)		2,119
Income tax expense (benefit)	2,235	—	(431)	F	1,804

Net income (loss)	$1,746	$(523)	$(908)		$315

	Historical
		The Unique Broadcasting
	Global Traffic	Company	Pro Forma		Pro Forma
	Network, Inc.	Limited	Adjustments	Note 3	Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Income per common share:
Basic	$0.10				$0.02
Diluted	$0.09				$0.02
Weighted average common shares outstanding:
Basic	18,161,311				18,161,311
Diluted	18,420,717				18,420,717
See accompanying notes to the pro forma condensed combined financial statements

GLOBAL TRAFFIC NETWORK, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2008
(In thousands) (Unaudited)

	Historical
		The Unique
		Broadcasting
	Global Traffic	Company	Pro Forma		Pro Forma
	Network, Inc.	Limited	Adjustments	Note 3	Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$32,673	$—	$(12,655)	I	$20,018
Accounts receivable (net)	11,512	4,392	(1,359)	G	14,545
Prepaids and other current assets	888	—	57	H	945
Deferred tax assets	180	—	—		180

Total current assets	45,253	4,392	(13,957)		35,688
Property and equipment, net	7,165	4	(4)	I	7,165
Intangibles	336	—	16,700	L	17,036
Deferred tax assets	107	—	—		107
Other assets	1,366	177	(1,048)	G,K	495

Total assets	$54,227	$4,573	$1,691		$60,491

	Historical
		The Unique
		Broadcasting
	Global Traffic	Company	Pro Forma		Pro Forma
	Network, Inc.	Limited	Adjustments	Note 3	Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable and accrued expenses	$7,341	$16,081	$(12,906)	G,H, J	$10,516
Deferred revenue	461	—	—		461
Income taxes payable	1,631	—	—		1,631
Current portion of long term debt	275	—	—		275

Total current liabilities	9,708	16,081	(12,906)		12,883
Long term debt, less current portion	194	—	—		194
Deferred tax liabilities	—	—	3,089	I	3,089
Other liabilities	289	—	—		289

Total liabilities	10,191	16,081	(9,817)		16,455

Common stock, $.001 par value; 100,000,000 shares authorized; 18,164,834 shares issued and outstanding as of December 31, 2008 and 18,156,133 shares issued and outstanding as of June 30, 2008	18	98	(98)	I	18
Preferred stock, $.001 par value; 10,000,000 authorized; 0 issued and outstanding as of December 31, 2008 and June 30, 2008	—	—	—		—
Additional paid in capital	49,570	203	(203)	I	49,570
Accumulated other comprehensive (loss)	(4,125)	—	—		(4,125)
Accumulated deficit	(1,427)	(11,809)	11,809	I	(1,427)

	Historical
		The Unique
		Broadcasting
	Global Traffic	Company	Pro Forma		Pro Forma
	Network, Inc.	Limited	Adjustments	Note 3	Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Total shareholders’ equity	44,036	(11,508)	11,508		44,036

Total liabilities and shareholders’ equity	$54,227	$4,573	$1,691		$60,491

See accompanying notes to the pro forma condensed combined financial statements

GLOBAL TRAFFIC NETWORK, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
     Effective March 1, 2009 (“Acquisition Date”), the Company, through its wholly owned direct subsidiary, Global Traffic Network (UK) Limited (“UKTN”), purchased 100% of the outstanding shares of The Unique Broadcasting Company Limited (“Unique”) from UBC Media Group plc (“UBC”). Unique is the leading provider of traffic and entertainment news reporting services to radio stations in the United Kingdom. Unique’s operating results since the acquisition date have been included in the Company’s unaudited condensed consolidated statements of income for the three and nine months ended March 31, 2009.
     The Company and Unique have different fiscal year ends of June 30 and March 31, respectively. The Unique pro forma financial data has been adjusted from a fiscal year end of March 31 to a fiscal year of June 30 to conform to the Company’s fiscal year end. The Unique pro forma financial data has also been adjusted from IFRS to US GAAP. The following financial information is summarized, on a pro forma basis, as if the Company and Unique were combined at the beginning of the fiscal periods presented.
     The unaudited pro forma condensed combined statement of income for the twelve months ended June 30, 2008 combines the audited historical condensed consolidated statement of income of the Company, prepared on the basis of accounting principles generally accepted in the United States (“US GAAP”) for the fiscal year ended June 30, 2008 in U.S. dollars with the unaudited historical statement of income of Unique, for the twelve months ended June 30, 2008 (translated from British pounds into U.S. dollars using the average exchange rates in effect for the period). Unique’s historical unaudited statement of income for the twelve months ended June 30, 2008 was derived by adjusting the results of Unique’s fiscal year ended March 31, 2008 statement of income by adding the results for the three months ended June 30, 2008 and subtracting the three months ended June 30, 2007.
     The unaudited pro forma condensed combined statement of income for the six months ended December 31, 2008 combines the unaudited historical condensed consolidated statement of income of the Company prepared in accordance with US GAAP for the six months ended December 31, 2008 in U.S. dollars with the unaudited historical statement of income of Unique for the six months ended December 31, 2008 (translated from British pounds into U.S. dollars using the average exchange rates in effect for the period).
     The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheet of the Company as of December 31, 2008, prepared in accordance with US GAAP (in U.S. dollars) with the unaudited historical balance sheet of Unique as of December 31, 2008 (translated from British pounds into U.S. dollars using the exchange rate in effect as of December 31, 2008), giving effect to the acquisition and related events as if they had occurred on December 31, 2008.

     The unaudited pro forma condensed combined financial statements are presented for informational purposes only, and are not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented, nor is the pro forma information necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The pro forma information does not reflect any cost savings or other synergies that may be realized.
For reference, the exchange rates to United States dollars from British pounds applicable to the income statement data for the twelve month period ended June 30, 2008, the six month period ended December 31, 2008 and applicable to the balance sheet data as of December 31, 2008 are set forth below:

Income Statement Period	Exchange Rate	Balance Sheet Date	Exchange Rate

Six month period ended December 31, 2008	1.7301	December 31, 2008	1.4593
Twelve month period ended June 30, 2008	2.0039
Note 2 — Preliminary Purchase Price Allocation
Effective March 1, 2009, the Company and UKTN completed an acquisition of 100% of the outstanding ordinary shares of Unique from UBC for an initial payment of £9 million (approximately $12.9 million), plus three potential contingent payments based on performance for the calendar years 2009, 2010 and 2011. For 2009, UBC will be entitled to receive an earn-out payment of up to £5.5 million (approximately $8.0 million) based on revenue of the acquired business generated during 2009. UBC will be entitled to a £1.0 million payment (approximately $1.5 million) if the acquired business generates 2009 revenue of at least £11.0 million (approximately $16.0 million). The amount of the payment will increase based on a graduated schedule of 2009 revenue, up to a maximum of £5.5 million (approximately $8.0 million) if the acquired business generated 2009 revenues of £13.6 million (approximately $19.7 million) or greater. For each of 2010 and 2011, UBC Media Group will be entitled to receive earn-out payments equal to 50% of the amount by which revenue from the acquired business exceeds £12.0 million (approximately $17.4 million) and £12.5 million (approximately $18.1 million), respectively. The closing date purchase price will be adjusted upwards or downwards by the amount that Unique’s working capital exceeds or is less than £0.04 million (approximately $0.06 million) as of the closing date. Unique provides traffic and entertainment news information to radio stations throughout the United Kingdom in exchange for commercial airtime inventory that it in turn sells to advertisers, in a business model similar to that of the Company’s operations in Australia and Canada. As a result of the acquisition, the Company expects to be the leading provider of traffic reporting services to radio stations in the United Kingdom.
The Company accounts for business acquisitions using the purchase method of accounting as prescribed by SFAS No. 141, “Business Combinations”. Under the purchase method, the results of an acquired business are included in the Company’s financial statements from the date of acquisition. The assets acquired and the liabilities assumed are recorded at their respective estimated fair values at closing, with any excess of the purchase price over the estimated fair value of the net assets acquired (including identifiable intangible assets) being recorded as goodwill. The results of operations for Unique have been included in the Company’s statement of income since the acquisition date of March 1, 2009.
The Company has employed the income method to estimate the fair value of intangible assets, which is based on forecasted expected future cash flows related to the respective intangible assets. Significant judgment is required to estimate the fair value of intangible assets and in assigning their respective useful lives. The fair value calculations are based on historical performance and projections of future performance based on management assumptions. The Company believes that these assumptions and projections are reasonable, but are subject to a great deal of uncertainty and the valuations of the intangible assets may be different under different assumptions.
A summary of the preliminary purchase price allocation is as follows, subject to finalization in future periods (amounts in thousands):

Current Assets		$3,953
Intangible asset — Station Contracts		11,162
Intangible asset — Non-competition agreement		2,147
Intangible asset — Radio advertising contract		2,194
Goodwill	Note 3L	1,197

Total assets acquired	20,653
Current liabilities assumed	3,895
Deferred tax liability, net	3,089

Net assets acquired	13,669
Less: Acquisition costs	778
Add: Translation adjustment	41

Cash consideration	12,932
Because the Company purchased the stock of Unique, it will not be able to deduct any of the amortization of the purchase price for income tax purposes. In accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”), the Company has established a deferred tax liability equal to the estimated tax effect of the intangible asset amortization. This deferred tax liability will be amortized over the lives of the intangible assets, excluding goodwill.

Intangible assets with finite lives	15,503
Estimated tax rate	28%
Deferred tax liability	4,341
Less: Deferred tax asset (Acquired Unique net operating losses)	1,252
Deferred tax liability, net	3,089

     The determination of the purchase price is based on the actual purchase price consideration. The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of the identifiable intangible assets, and the fair value of liabilities assumed as of the date of the acquisition. The excess of the purchase price over the fair value of the net assets acquired is allocated to goodwill. The purchase price allocation will remain preliminary until the Company completes a valuation of significant tangible and identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final amounts allocated to assets and liabilities could cause material differences in the information presented in the unaudited pro forma combined consolidated financial statements.
The preliminary purchase accounting has been translated as of March 31, 2009, the month in which the acquisition closed for comparability to the Company’s financial statements. The difference between the exchange rate at December 31, 2008 (1.4593) and the exchange rate at March 31, 2009 (1.4323) is immaterial.
Note 3 — Unaudited Combined Pro Forma Adjustments
(A)	Reflects the elimination of products that are not part of the Company’s on-going business, primarily radio news. Prior to the Company’s purchase, Unique offered a product similar to its traffic and entertainment news products, which provided radio news reports (produced by Sky News) to radio station customers of Unique in exchange for radio advertising inventory commercials that Unique then sold to advertisers. The Company did not acquire this product and UBC finalized shutting down its operations roughly simultaneous with the Company’s acquisition of Unique.

(B)	Reflects the amortization and depreciation after the preliminary purchase price allocation discussed in Note 2. The Company determined that the preliminary fair value of the fixed assets acquired is nil, so the historic depreciation expense of Unique has been eliminated. The amortization expense is based on the preliminary fair value of the definite lived intangible assets, amortized on a straight line basis over the following preliminary useful lives:

			Amortization
			Period
		Amount	(Years)
Station contracts		$11,162	10 years
Radio advertising contracts		2,194	4 years
Non-competition agreement		2,147	3 years

Total intangible assets with finite lives	Note L	$15,503

	6 months ended	12 months ended
	December 31,	June 30,
	2008	2008
Amortization of intangible assets	$1,438	$3,330
Elimination of Unique depreciation expense	(3)	(6)
Pro forma adjustment	$1,435	$3,324
(C)	Reflects pro forma reduction of Company’s interest income to reflect the payment of the initial purchase price to UBC. The estimated interest rate is 3.88% for the twelve months ended June 30, 2008 and 1.34% for the six months ended 31 December 2008, respectively and is calculated based on the interest income divided by the average cash balances for the respective periods of the Company entity that funded the acquisition.

(D)	Eliminates interest income related to cash balances retained by UBC.

		6 months ended	12 months ended
		December 31,	June 30,
		2008	2008

Interest income reduction for payment of purchase price	Note C	$104	$524
Elimination of interest income on UBC cash balances	Note D	—	90
Pro forma adjustment		$104	$614

(E)	Eliminates research and development investment tax credit received by Unique. The Company did not receive the investment tax credit as part of the acquisition.

(F)	Reflects amortization of deferred tax liability created by preliminary fair value allocation of purchase price. Income tax benefit reflects 28% (the estimated effective tax rate) of estimated amortization expense of definite lived intangible assets.

		6 months ended	12 months ended
		December 31,	June 30,
		2008	2008
Elimination of Unique research and development tax credit	Note E	$—	$118
Amortization of deferred tax liability related to definite lived intangible assets	Note F	(431)	(999)

Pro forma adjustment		$(431)	$(881)
(G)	Reflects elimination of assets and liabilities held for sale as of December 31, 2008. Assets held for sale were not acquired by the Company and were transferred to UBC or its subsidiaries prior to the Company closing the acquisition.

		Pro Forma
		Adjustment
As of December 31, 2008		(US$)
Accounts receivable		$1,359
Other assets	Note K	177
Accounts payable and accrued expenses	Note J	(13,761)
Net assets (liabilities) held for sale		(12,225)

(H)	Reduce Unique working capital to net working capital of £40 thousand ($57 thousand). Any working capital in excess of £40 thousand is for the account of the UBC and any shortfall to be reimbursed to the Company by UBC.

Accounts Payable	Note J	713
Prepaid expenses		57
Net reduction in working capital		(656)
(I)	Reflects acquisition of Unique, including payment of initial purchase consideration, preliminary fair market value of assets acquired and liabilities assumed and elimination of historical equity of Unique. The allocation of the preliminary fair market values of the assets acquired and liabilities assumed are detail in Note 2 — Preliminary Purchase Price Allocation.

The following table reconciles the cash expenditure per the pro forma balance sheet with the cash expenditure per the preliminary purchase price allocation:

Cash outlay per preliminary purchase price allocation	12,932

Add: Acquisition costs		778
Less: Acquisition costs and deposit as of December 31, 2008	Note K	(871)
Less: Accrued acquisition costs as of March 31, 2009	Note J	(142)
Less: Translation adjustment as of March 31, 2009		(41)
Rounding		(1)
Cash decrease per pro forma balance sheet		12,655
(J)	The following table reconciles the pro forma changes in accounts payable and accrued expenses:

Elimination of held for sale payables	Note G	$(13,761)
Increase payables to reflect working capital retained by seller	Note H	713
Accrued acquisition costs	Note I	142

Change per pro forma		(12,906)
(K)	The following table reconciles the pro forma changes to other assets:

Elimination of held for sale assets	Note G	(177)
Acquisition costs paid (including deposit) as of December 31, 2008	Note I	(871)

Change per pro forma		(1,048)
(L)	The following table reconciles intangibles recognized in the acquisition of Unique to definite lived intangible assets:

Intangible asset — Station Contracts	Note B	11,162
Intangible asset — Non-competition agreement	Note B	2,147
Intangible asset — Radio advertising contract	Note B	2,194

Intangible assets with finite lives	Note B	15,503
Add: Goodwill recognized on acquisition	Note 2	1,197

Total intangibles		16,700